Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2022
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
Fourth Quarter 2022

Crown Castle Inc.
Fourth Quarter 2022

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, and the potential benefits and growth derived therefrom, (2) cash flow growth and its driving factors, including the potential benefits derived therefrom, (3) tenant additions, (4) our Outlook for full year 2023, (5) our business, product offerings, assets, operating activities, investments and strategy and the potential benefits, returns, growth and stockholder value that may be derived therefrom, (6) strategic position of our assets, (7) revenues from tenant contracts, (8) expenses from existing ground leases and fiber access agreements, (9) the strength of the U.S. market for communications infrastructure ownership, (10) availability under our 2016 Revolver, (11) site rental revenues and its components (including by line of business), including the growth thereof and the changes thereto, (12) our capital expenditures, (13) growth in the Fiber segment and any benefits derived therefrom, (14) our debt and debt maturities, (15) impact from the previously reported small cell and fiber solutions lease cancellations related to the consolidation of the T-Mobile US, Inc. and Sprint network ("Sprint Cancellations"), (16) income (loss) from continuing operations (including on a per share basis), (17) Organic Contribution to Site Rental Billings (including as adjusted for impact of Sprint Cancellations) and its components (18) Adjusted EBITDA, including components thereof, (19) FFO (including on a per share basis), (20) AFFO (including on a per share basis), including components thereof, (21) prepaid rent, including the additions and the amortization thereof, (22) costs and expenses, including interest expense and its components and amortization of deferred financing costs, (23) site rental gross margins, including components thereof, (24) services and other gross margin and (25) the utility of certain financial measures, including non-GAAP financial measures.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of forward looking financial information presented herein may not sum due to rounding. In addition, the sum of quarterly historical information presented herein may not agree to year to date historical information provided herein due to rounding. Throughout this document, percentage calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
Condensed consolidated financial statements and definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

COMPANY PROFILE
Crown Castle Inc., formerly, Crown Castle International Corp., (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), and (2) approximately 85,000 route miles of fiber primarily supporting small cell networks ("small cells") and fiber solutions. We refer to our towers, fiber and small cell assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development and installation services within our Towers segment.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

ASSET PORTFOLIO FOOTPRINT

>40K
Towers

~120K Small
Cells[(a)]

~85K Route
Miles of Fiber

HI
PR

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	12/31/21	3/31/22	6/30/22	9/30/22	12/31/22
High price(b)	$202.29	$201.46	$194.46	$181.35	$151.08
Low price(b)	$158.94	$151.17	$150.69	$141.62	$120.39
Period end closing price(c)	$201.16	$179.42	$165.11	$142.99	$135.64
Dividends paid per common share	$1.470	$1.470	$1.470	$1.470	$1.565
Volume weighted average price for the period(b)	$175.77	$171.08	$175.47	$166.41	$133.18
Common shares outstanding, at period end	432	433	433	433	433
Market value of outstanding common shares, at period end(d)	$86,945	$77,693	$71,501	$61,921	$58,740
(a)On air or under contract.
(b)Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(c)Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(d)Calculated as the product of (1) common shares outstanding, at period end and (2) period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

ANNUALIZED FOURTH QUARTER DIVIDENDS PER SHARE(a)

EXECUTIVE MANAGEMENT TEAM
	Age	Years with Company	Position
Jay A. Brown	50	23	President and Chief Executive Officer
Daniel K. Schlanger	49	6	Executive Vice President and Chief Financial Officer
Catherine Piche	52	11	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	55	4	Executive Vice President and Chief Operating Officer - Fiber
Michael J. Kavanagh	54	12	Executive Vice President and Chief Commercial Officer
Philip M. Kelley	50	25	Executive Vice President - Corporate Development and Strategy
Laura B. Nichol	62	8	Executive Vice President - Business Support

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	Audit, Compensation, Strategy	51	8
Cindy Christy	Director	Compensation, NESG(b), Strategy	56	15
Ari Q. Fitzgerald	Director	Compensation, NESG(b), Strategy	60	20
Anthony J. Melone	Director	Audit, NESG(b), Strategy	62	7
Jay A. Brown	Director		50	6
Andrea J. Goldsmith	Director	NESG(b), Strategy	58	4
Tammy K. Jones	Director	Audit, NESG(b), Strategy	57	2
W. Benjamin Moreland	Director	Strategy	59	16
Kevin A. Stephens	Director	Audit, Compensation, Strategy	61	2
Matthew Thornton III	Director	Compensation, Strategy	64	2
(a)Based on the dividends declared during the fourth quarter of each of the respective years presented, annualized. All future dividends are subject to declaration by our board of directors.
(b)Nominating, Environmental, Social and Governance Committee.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Tim Long (212) 526-4043	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Gregory Williams (646) 562-1367	Credit Suisse Douglas Mitchelson (212) 325-7542	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Green Street David Guarino (949) 640-8780	Jefferies Jonathan Petersen (212) 284-1705
JPMorgan Philip Cusick (212) 622-1444	KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	Truist Securities Greg Miller (212) 303-4169
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386	Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch John Culver (312) 368-3216	Moody’s Lori Marks (212) 553-1098	Standard & Poor’s Ryan Gilmore (212) 438-0602

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK
(in millions, except per share amounts)	Full Year 2023 Outlook(a)
Site rental billings(b)	$5,631	to	$5,671
Amortization of prepaid rent	$570	to	$580
Straight-lined revenues	$264	to	$284
Site rental revenues	$6,488	to	$6,533
Site rental costs of operations(c)	$1,643	to	$1,688
Services and other gross margin	$210	to	$240
Income (loss) from continuing operations	$1,596	to	$1,676
Income (loss) from continuing operations per share—diluted(d)	$3.67	to	$3.85
Adjusted EBITDA(e)	$4,449	to	$4,494
Depreciation, amortization and accretion	$1,712	to	$1,807
Interest expense and amortization of deferred financing costs(f)	$814	to	$859
FFO(e)	$3,350	to	$3,395
AFFO(e)	$3,296	to	$3,341
AFFO per share(d)(e)	$7.58	to	$7.68

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2023 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings(b)	$5,310

Core leasing activity(b)	$285	to	$315
Escalators	$90	to	$100
Non-renewals(b)	$(180)	to	$(160)
Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations(b)(g)	$210	to	$240
Payments for Sprint Cancellations(g)	$160	to	$170
Non-renewals associated with Sprint Cancellations(g)	$(30)	to	$(30)
Organic Contribution to Site Rental Billings(b)	$340	to	$380
Straight-lined revenues	$264	to	$284
Amortization of prepaid rent	$570	to	$580
Acquisitions(h)	—
Other	—
Total site rental revenues	$6,488	to	$6,533

Year-over-year changes in revenues:(i)
Site rental revenues	3.5%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations(b)(g)	4.2%
Organic Contribution to Site Rental Billings(b)	6.8%
(a)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations and Organic Contribution to Site Rental Billings.
(c)Exclusive of depreciation, amortization and accretion.
(d)The assumption for diluted weighted-average common shares outstanding for full year 2023 Outlook is based on the diluted common shares outstanding as of December 31, 2022.
(e)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(f)See reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(g)For payments for Sprint Cancellations, the full year 2023 Outlook reflects $70 million and $95 million that relate to fiber solutions and small cells, respectively. For non-renewals associated with Sprint Cancellations, the full year 2023 Outlook reflects $10 million and $20 million that relate to the fiber solutions and small cells, respectively.
(h)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(i)Calculated based on midpoint of full year 2023 Outlook where applicable.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES BY LINE OF BUSINESS
	Full Year 2023 Outlook(a)
	Towers Segment			Fiber Segment
(dollars in millions)				Small Cells			Fiber Solutions
Core leasing activity(b)	$135	to	$145	$30	to	$40	$120	to	$130
Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations(b)(c)	5%			8%			0%
Organic Contribution to Site Rental Billings(b)	5%			25%			5%

OUTLOOK FOR CAPITAL EXPENDITURES
	Full Year 2023 Outlook(a)
(in millions)	Towers Segment	Fiber Segment			Total
Capital expenditures	~$300	$1,100	to	$1,200	$1,400	to	$1,500
Less: Prepaid rent additions(d)	~$150	~$300			~$450
Capital expenditures less prepaid rent additions	~$150	$800	to	$900	$950	to	$1,050

OUTLOOK FOR COMPONENTS OF INTEREST EXPENSE
(in millions)	Full Year 2023 Outlook(a)
Interest expense on debt obligations	$804	to	$844
Amortization of deferred financing costs and adjustments on long-term debt	$20	to	$30
Capitalized interest	$(18)	to	$(8)
Interest expense and amortization of deferred financing costs	$814	to	$859
(a)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of core leasing activity, Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations and Organic Contribution to Site Rental Billings.
(c)For payments for Sprint Cancellations, the full year 2023 Outlook reflects $70 million and $95 million that relate to fiber solutions and small cells, respectively. For non-renewals associated with Sprint Cancellations, the full year 2023 Outlook reflects $10 million and $20 million that relate to the fiber solutions and small cells, respectively.
(d)Reflects up-front consideration from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED SUMMARY FINANCIAL HIGHLIGHTS
	2022				Twelve Months Ended December 31,
(in millions, except per share amounts)	Q1	Q2	Q3	Q4	2022	2021
Net revenues:
Site rental
Site rental billings(a)	$1,319	$1,304	$1,338	$1,348	$5,310	$5,048
Amortization of prepaid rent	141	143	140	145	569	560
Straight-lined revenues	116	120	90	85	410	111
Total site rental	1,576	1,567	1,568	1,578	6,289	5,719
Services and other	166	167	178	186	697	621
Net revenues	$1,742	$1,734	$1,746	$1,764	$6,986	$6,340

Select operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$377	$383	$387	$382	$1,529	$1,478
Straight-lined expenses	19	19	18	18	73	76
Total site rental	396	402	405	400	1,602	1,554
Services and other	113	112	119	122	466	439
Total costs of operations	509	514	524	522	2,068	1,993
Selling, general and administrative	$181	$190	$187	$192	$750	$680

Income (loss) from continuing operations	$421	$421	$419	$413	$1,675	$1,158	(d)
Adjusted EBITDA(c)	1,095	1,078	1,077	1,090	4,340	3,816
Depreciation, amortization and accretion	420	427	430	431	1,707	1,644
Interest expense and amortization of deferred financing costs	164	165	177	192	699	657
FFO(c)	843	842	838	838	3,362	2,772
AFFO(c)	$812	$783	$804	$802	$3,200	$3,013

Weighted-average common shares outstanding—diluted	434	434	434	434	434	434

Income (loss) from continuing operations per share—diluted	$0.97	$0.97	$0.97	$0.95	$3.86	$2.67	(d)
AFFO per share(c)	$1.87	$1.80	$1.85	$1.85	$7.38	$6.95
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for our definition of site rental billings.
(b)Exclusive of depreciation, amortization and accretion.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(d)Does not reflect the impact related to the ATO Settlement (as defined in the Form 8-K filed with the Securities and Exchange Commission on April 26, 2021 ("April 2021 8-K")), which is attributable to discontinued operations as discussed in the April 2021 8-K.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				Twelve Months Ended December 31,
(dollars in millions)	Q1	Q2	Q3	Q4	2022	2021
Components of changes in site rental revenues:
Prior year site rental billings(a)	$1,243	$1,245	$1,270	$1,290	$5,048	$4,779

Core leasing activity(a)	92	75	79	73	321	343
Escalators	25	22	30	27	103	93
Non-renewals(a)	(42)	(39)	(42)	(43)	(166)	(170)
Organic Contribution to Site Rental Billings(a)	75	58	67	57	258	266
Straight-lined revenues	116	120	90	85	410	111
Amortization of prepaid rent	141	143	140	145	569	560
Acquisitions(b)	1	1	1	1	4	3
Other	—	—	—	—	—	—
Total site rental revenues	$1,576	$1,567	$1,568	$1,578	$6,289	$5,719

Year-over-year changes in revenues:
Site rental revenues	15.1%	10.0%	8.1%	7.1%	10.0%	7.5%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	6.1%	4.7%	5.3%	4.3%	5.1%	5.6%

CONSOLIDATED SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$250	$267	$302	$343	$1,162	$1,076
Purchases of land interests	10	15	12	16	53	66
Total discretionary capital expenditures	260	282	314	359	1,215	1,142
Sustaining capital expenditures	21	21	23	30	95	87
Total capital expenditures	281	303	337	389	1,310	1,229
Less: Prepaid rent additions(c)	72	62	63	99	296	395
Capital expenditures less prepaid rent additions	$209	$241	$274	$290	$1,014	$834
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of December 31, 2022; dollars in millions)	Q4 2022 LQA	Q4 2021 LQA
Adjusted EBITDA(b)	$4,360	$3,936
Cash taxes paid	(1)	(10)
Adjusted EBITDA less cash taxes paid	$4,359	$3,926

Historical gross investment in property and equipment(c)	$27,566	$26,267
Historical gross investment in site rental contracts and tenant relationships	7,850	7,854
Historical gross investment in goodwill	10,085	10,078
Consolidated Invested Capital(a)	$45,501	$44,199

Consolidated Return on Invested Capital(a)	9.6%	8.9%

CONSOLIDATED TENANT OVERVIEW
(as of December 31, 2022)	Percentage of Q4 2022 LQA Site Rental Revenues	Weighted Average Current Term Remaining(d)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	37%	8	BBB- / Baa3
AT&T	19%	5	BBB / Baa2
Verizon	19%	8	BBB+ / Baa1
All Others Combined	25%	3	N/A
Total / Weighted Average	100%	6

CONSOLIDATED ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(e)
	Years Ending December 31,
(as of December 31, 2022; in millions)	2023	2024	2025	2026	2027
T-Mobile	$24	$36	$240	$52	$57
AT&T	327	17	19	29	29
Verizon	18	20	32	35	30
All Others Combined	233	186	174	103	87
Total	$602	$259	$465	$219	$203
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definitions and calculations of, Consolidated Return on Invested Capital and Consolidated Invested Capital.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(c)Historical gross investment in property and equipment excludes the impact of construction in process.
(d)Weighted by site rental revenues and excludes renewals at the tenants' option.
(e)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts" below.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED PROJECTED REVENUES FROM TENANT CONTRACTS(a)
	Years Ending December 31,
(as of December 31, 2022; in millions)	2023	2024	2025	2026	2027
Components of site rental revenues:
Site rental billings(b)	$5,459	$5,629	$5,574	$5,683	$5,800
Amortization of prepaid rent	481	347	268	226	187
Straight-lined revenues	262	158	38	(62)	(171)
Site rental revenues	$6,202	$6,134	$5,880	$5,847	$5,816

CONSOLIDATED PROJECTED EXPENSES FROM EXISTING GROUND LEASES AND FIBER ACCESS AGREEMENTS(c)
	Years Ending December 31,
(as of December 31, 2022; in millions)	2023	2024	2025	2026	2027
Components of ground lease and fiber access agreement expenses:
Ground lease and fiber access agreement expenses exclusive of straight-lined expenses	$985	$1,004	$1,024	$1,046	$1,067
Straight-lined expenses	63	52	39	27	16
Ground lease and fiber access agreement expenses	$1,048	$1,056	$1,063	$1,073	$1,083
(a)Based on tenant licenses in place as of December 31, 2022. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for our definition of site rental billings.
(c)Based on existing ground leases and fiber access agreements as of December 31, 2022. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CAPITALIZATION OVERVIEW
(as of December 31, 2022; dollars in millions)	Face Value	Fixed vs. Variable	Interest Rate(a)	Debt to LQA Adjusted EBITDA(b)	Maturity
Cash, cash equivalents and restricted cash	$327

Senior Secured Notes, Series 2009-1, Class A-2(c)	47	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-2(d)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	Fixed	4.2%		2048
Finance leases and other obligations	246	Fixed	Various		Various
Total secured debt	$1,743		4.1%	0.4x
2016 Revolver(e)	1,305	Variable	5.5%		2027
2016 Term Loan A	1,192	Variable	5.5%		2027
Commercial Paper Notes(f)	1,241	Variable	5.2%		2023
3.150% Senior Notes	750	Fixed	3.2%		2023
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
2.900% Senior Notes	750	Fixed	2.9%		2027
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$20,138		3.6%	4.6x
Net Debt(g)	$21,554		3.6%	4.9x
Market Capitalization(h)	58,740
Firm Value(i)	$80,294
(a)Represents the weighted-average stated interest rate, as applicable, exclusive of finance leases and other obligations.
(b)Represents the applicable amount of debt divided by Last Quarter Annualized Adjusted EBITDA. See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definition and calculation of, Net Debt to Last Quarter Annualized Adjusted EBITDA.
(c)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(d)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(e)As of December 31, 2022, the undrawn availability under the $7.0 billion 2016 Revolver was $5.7 billion.
(f)As of December 31, 2022, the Company had $0.8 billion available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(g)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definition and calculation of, Net Debt.
(h)Market capitalization calculated based on $135.64 closing price and 433 million shares outstanding as of December 31, 2022.
(i)Represents the sum of Net Debt and market capitalization. See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definition and calculation of, Net Debt.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of December 31, 2022; dollars in millions)
(a)Where applicable, maturities reflect the Anticipated Repayment Date, as defined in the respective debt agreement; excludes finance leases and other obligations; amounts presented at face value, net of repurchases held at the Company.
(b)The $1.2 billion outstanding in CP Notes have been excluded from this overview. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	December 31, 2022
Cash, cash equivalents, and restricted cash(b)	$327
Undrawn 2016 Revolver availability(c)	5,659
Total debt and other obligations (current and non-current)(d)	21,729
Total equity	7,449

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(e)	Covenant Level Requirement		As of December 31, 2022
Maintenance Financial Covenants(f)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		4.9x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.3x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(g)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	18.1x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	18.1x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(h)	21.3x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	18.1x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	18.1x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(i)	21.3x
(a)In addition, we have the following sources of liquidity:
i.In March 2021, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of December 31, 2022, there were $1.2 billion of CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(d)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and reconciliation to, Net Debt.
(e)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(f)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(g)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(h)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(i)Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

(as of December 31, 2022; dollars in millions) INTEREST RATE EXPOSURE(a)
Fixed Rate Debt			Floating Rate Debt
Face value of principal outstanding(b)	$17,897		Face value of principal outstanding(b)	$3,738
% of total debt	83%		% of total debt	17%
Weighted average interest rate	3.2%		Weighted average interest rate	5.4%

Upcoming maturities:	2022	2023	Interest rate sensitivity of 25 bps increase in interest rates:
Face value of principal outstanding(b)	$750	$750	Full year effect(c)(d)(e)	$9.3
Weighted average interest rate	3.2%	3.2%

COMPONENTS OF INTEREST EXPENSE
	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Interest expense on debt obligations	$160	$161	$174	$189	$685	$644
Amortization of deferred financing costs and adjustments on long-term debt	7	7	6	6	26	25
Capitalized interest	(3)	(3)	(3)	(3)	(12)	(12)
Interest expense and amortization of deferred financing costs	$164	$165	$177	$192	$699	$657
(a)Excludes finance leases and other obligations.
(b)Face value, net of required amortizations; assumes no maturity or default.
(c)Represents incremental interest expense (assuming interest rates as of December 31, 2022 until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at such interest rates) plus 25 bps.
(d)Excludes the commitment fee the Company pays on the undrawn available amount under the 2016 Revolver. As of December 31, 2022, the commitment fee ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(e)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, reductions to the interest rate spread ("Spread") and unused commitment fee ("Commitment Fee") percentage upon meeting specified annual sustainability targets ("Targets") and increases to the Spread and Commitment Fee percentage upon the failure to meet specified annual sustainability thresholds ("Thresholds"). The Spread and Commitment Fee are subject to an upward adjustment of up to 0.05% and 0.01%, respectively, if the Company fails to achieve the Thresholds. The Spread and Commitment Fee are subject to a downward adjustment of up to 0.05% and 0.01%, respectively, if the Company achieves the Targets. In January 2023, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2022, however, the reduction of the Spread on the 2016 Credit Facility is not reflected in the table above.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Segment net revenues:
Site rental
Site rental billings(a)	$880	$878	$915	$922	$3,594	$3,376
Amortization of prepaid rent	79	80	80	80	319	318
Straight-lined revenues	116	120	89	84	409	110
Total site rental	1,075	1,078	1,084	1,086	4,322	3,804
Services and other	163	164	175	183	685	601
Net revenues	1,238	1,242	1,259	1,269	5,007	4,405

Segment operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	206	213	212	213	846	814
Straight-lined expenses	19	19	18	17	72	75
Total site rental	225	232	230	230	918	889
Services and other	109	107	114	117	447	414
Total costs of operations	334	339	344	347	1,365	1,303
Selling, general and administrative(c)	28	28	28	30	115	107

Segment operating profit(d)	$876	$875	$887	$892	$3,527	$2,995
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" in the Appendix for further information.
(c)Exclusive of stock-based compensation expense. See "Segment Operating Results" in the Appendix for further information.
(d)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" and "Segment Operating Results" in the Appendix for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				Twelve Months Ended December 31,
(dollars in millions)	Q1	Q2	Q3	Q4	2022	2021
Components of changes in site rental revenues:
Prior year site rental billings(a)	$827	$830	$853	$866	$3,376	$3,183

Core leasing activity(a)	41	37	42	40	158	139
Escalators	23	20	28	25	96	88
Non-renewals(a)	(12)	(10)	(9)	(10)	(40)	(37)
Organic Contribution to Site Rental Billings(a)	52	47	61	55	214	190
Straight-lined revenues	116	120	89	84	409	110
Amortization of prepaid rent	79	80	80	80	319	318
Acquisitions(b)	1	1	1	1	4	3
Other	—	—	—	—	—	—
Total site rental revenues	$1,075	$1,078	$1,084	$1,086	$4,322	$3,804

Year-over-year changes in revenues:
Site rental revenues	20.0%	13.2%	11.5%	10.3%	13.6%	8.8%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	6.4%	5.7%	7.2%	6.2%	6.4%	6.0%

TOWERS SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$35	$27	$30	$29	$121	$138
Purchases of land interests	10	15	12	16	53	64
Total discretionary capital expenditures	45	42	42	45	174	202
Sustaining capital expenditures	2	3	3	3	11	19
Total capital expenditures	47	45	45	48	185	221
Less: Prepaid rent additions(c)	22	23	20	23	88	105
Capital expenditures less prepaid rent additions	$25	$22	$25	$25	$97	$116
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWER PORTFOLIO HIGHLIGHTS
(as of December 31, 2022)
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.4
Remaining contracted tenant receivables (in billions)(b)	$35
Weighted average remaining tenant contract term (years)(b)(c)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	59% / 41%
Weighted average maturity of ground leases (years)(d)(e)	36

TOWERS SEGMENT CASH YIELD ON INVESTED CAPITAL(f)
(as of December 31, 2022; dollars in millions)	Q4 2022 LQA	Q4 2021 LQA
Segment site rental gross margin(g)	$3,424	$3,016
Less: Amortization of prepaid rent	(320)	(320)
Less: Straight-lined revenues	(336)	(156)
Add: Straight-lined expenses	68	72
Numerator	$2,836	$2,612

Segment net investment in property and equipment(h)	$13,281	$13,127
Segment investment in site rental contracts and tenant relationships	4,560	4,567
Segment investment in goodwill(i)	5,351	5,351
Segment Net Invested Capital(f)	$23,192	$23,045

Segment Cash Yield on Invested Capital(f)	12.2%	11.3%

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(j)
(as of December 31, 2022; dollars in thousands)	Acquired and Built 2006 and Prior	Acquired and Built 2007 to Present
Cash yield(k)	20%	9%
Number of tenants per tower	3.0	2.2
Last quarter annualized cash site rental revenue per tower(l)	$130	$76
Last quarter annualized Towers segment site rental gross cash margin per tower(m)	$111	$53
Net invested capital per tower(n)	$552	$576
Number of towers	11,221	28,881
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)Weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(g)See "Segment Operating Results" and "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definition and calculation of, segment site rental gross margin.
(h)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(i)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(j)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(k)Cash yield is calculated as last quarter annualized site rental gross margin, exclusive of straight-lined revenues and amortization of prepaid rent, divided by invested capital net of the amount of prepaid rent received from tenants.
(l)Exclusive of straight-lined revenues and amortization of prepaid rent.
(m)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(n)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2022; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$396	11%	$210	8%	5,480	14%
10 to 20 years	496	14%	305	11%	5,884	15%
Greater than 20 years	1,537	42%	1,113	40%	17,344	43%
Total leased	$2,429	67%	$1,628	59%	28,708	72%	36

Owned	$1,221	33%	$1,145	41%	11,394	28%
Total / Average	$3,650	100%	$2,773	100%	40,102	100%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(c)Excludes small cells, fiber and third-party land interests.
(d)Includes all renewal terms at the Company's option and weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Segment net revenues:
Site rental
Site rental billings(a)	$439	$426	$423	$426	$1,716	$1,672
Amortization of prepaid rent	62	63	60	65	250	242
Straight-lined revenues	—	—	1	1	1	1
Total site rental	501	489	484	492	1,967	1,915
Services and other	3	3	3	3	12	20
Net revenues	504	492	487	495	1,979	1,935

Segment operating expenses
Costs of operations(b)
Site rental exclusive of straight-lined expenses	162	162	166	161	649	632
Straight-lined expenses	—	—	—	—	1	1
Total site rental	162	162	166	161	650	633
Services and other	2	2	3	2	9	17
Total costs of operations	164	164	169	163	659	650
Selling, general and administrative(c)	47	46	47	50	190	174

Segment operating profit(d)	$293	$282	$271	$282	$1,130	$1,111
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" in the Appendix for further information.
(c)Exclusive of stock-based compensation expense. See "Segment Operating Results" in the Appendix for further information.
(d)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" and "Segment Operating Results" in the Appendix for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				Twelve Months Ended December 31,
(dollars in millions)	Q1	Q2	Q3	Q4	2022	2021
Components of changes in site rental revenues:
Prior year site rental billings(a)	$416	$415	$417	$424	$1,672	$1,596

Core leasing activity(a)	51	38	37	33	163	203
Escalators	2	2	2	2	7	6
Non-renewals(a)	(30)	(29)	(33)	(33)	(126)	(133)
Organic Contribution to Site Rental Billings(a)	23	11	6	2	44	76
Straight-lined revenues	—	—	1	1	1	1
Amortization of prepaid rent	62	63	60	65	250	242
Acquisitions(b)	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total site rental revenues	$501	$489	$484	$492	$1,967	$1,915

Year-over-year changes in revenues:
Site rental revenues	5.7%	3.4%	1.0%	0.6%	2.7%	5.0%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	5.5%	2.9%	1.5%	0.5%	2.6%	4.8%

FIBER SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$209	$235	$267	$307	$1,017	$905
Purchases of land interests	—	—	—	—	—	2
Total discretionary capital expenditures	209	235	267	307	1,017	907
Sustaining capital expenditures	13	12	10	6	41	49
Total capital expenditures	222	247	277	313	1,058	956
Less: Prepaid rent additions(c)	50	39	43	76	208	290
Capital expenditures less prepaid rent additions	$172	$208	$234	$237	$850	$666
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS
	2022				Twelve Months Ended December 31,
(dollars in millions)	Q1	Q2	Q3	Q4	2022	2021
Small Cells
Site rental revenues:
Site rental billings(a)	$108	$108	$109	$111	$438	$415
Amortization of prepaid rent	47	48	45	50	189	181
Straight-lined revenues	—	—	—	—	(1)	1
Total site rental revenues	155	156	154	161	626	597
Services and other revenues	3	2	2	3	10	20
Net revenues	$158	$158	$156	$164	$636	$617

Components of changes in site rental revenues:
Prior year site rental billings(a)	$100	$100	$104	$109	$415	$382

Core leasing activity(a)	7	8	5	3	24	34
Escalators	2	2	2	2	7	6
Non-renewals(a)	(1)	(2)	(2)	(3)	(8)	(7)
Organic Contribution to Site Rental Billings(a)	8	8	5	2	23	33
Straight-lined revenues	—	—	—	—	(1)	1
Amortization of prepaid rent	47	48	45	50	189	181
Acquisitions(b)	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total site rental revenues	$155	$156	$154	$161	$626	$597

Year-over-year changes in revenues:
Site rental revenues	8.4%	8.3%	1.3%	1.9%	4.9%	8.9%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	7.3%	8.2%	4.1%	2.2%	5.4%	8.7%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS CONTINUED
	2022				Twelve Months Ended December 31,
(dollars in millions)	Q1	Q2	Q3	Q4	2022	2021
Fiber Solutions
Site rental revenues:
Site rental billings(a)	$331	$318	$314	$315	$1,279	$1,257
Amortization of prepaid rent	15	15	15	15	60	61
Straight-lined revenues	—	—	1	1	2	—
Total site rental revenues	346	333	330	331	1,341	1,318
Services and other revenues	—	1	1	—	2	—
Net revenues	$346	$334	$331	$331	$1,343	$1,318

Components of changes in site rental revenues:
Prior year site rental billings(a)	$315	$314	$312	$315	$1,257	$1,214

Core leasing activity(a)	45	31	33	30	140	169
Escalators	—	—	—	—	—	—
Non-renewals(a)	(29)	(27)	(31)	(30)	(118)	(126)
Organic Contribution to Site Rental Billings(a)	16	4	2	—	22	43
Straight-lined revenues	—	—	1	1	2	—
Amortization of prepaid rent	15	15	15	15	60	61
Acquisitions(b)	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total site rental revenues	$346	$333	$330	$331	$1,341	$1,318

Year-over-year changes in revenues:
Site rental revenues	4.5%	1.2%	0.9%	—%	1.7%	3.4%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	4.9%	1.2%	0.7%	—%	1.6%	3.5%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT PORTFOLIO HIGHLIGHTS
(as of December 31, 2022)
Number of route miles of fiber (in thousands)	85
Number of small cells on air or under contract (in thousands)	120
Remaining contracted tenant receivables (in billions)(a)	$5
Weighted average remaining tenant contract term (years)(a)(b)	4

FIBER SEGMENT CASH YIELDS ON INVESTED CAPITAL(c)
(as of December 31, 2022; dollars in millions)	Q4 2022 LQA	Q4 2021 LQA
Segment site rental gross margin(d)	$1,324	$1,364
Less: Amortization of prepaid rent	(260)	(264)
Less: Straight-lined revenues	(4)	4
Add: Straight-lined expenses	—	—
Add: Indirect labor costs(e)	129	109
Numerator	$1,189	$1,213

Segment net investment in property and equipment(f)	$8,716	$8,020
Segment investment in site rental contracts and tenant relationships	3,290	3,287
Segment investment in goodwill(g)	4,080	4,073
Segment Net Invested Capital(c)	$16,086	$15,380

Segment Cash Yield on Invested Capital(c)	7.4%	7.9%

FIBER SOLUTIONS REVENUE MIX
(as of December 31, 2022)	Percentage of Q4 2022 LQA Site Rental Revenues
Carrier(h)	37%
Education	13%
Healthcare	11%
Financial Services	8%
Other	31%
Total	100%
(a)Excludes renewal terms at tenants' option.
(b)Weighted by site rental revenues.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(d)See "Segment Operating Results" and "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for further information on, and our definition and calculation of, segment site rental gross margin.
(e)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its Fiber segment that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents Segment Cash Yield on Invested Capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(f)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(g)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(h)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$156	$292
Restricted cash	166	169
Receivables, net	593	543
Prepaid expenses	102	105
Deferred site rental receivables	127	92
Other current assets	73	53
Total current assets	1,217	1,254
Deferred site rental receivables	1,954	1,588
Property and equipment, net	15,407	15,269
Operating lease right-of-use assets	6,526	6,682
Goodwill	10,085	10,078
Site rental contracts and tenant relationships	3,535	3,982
Other intangible assets, net	61	64
Other assets, net	136	123
Total assets	$38,921	$39,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$236	$246
Accrued interest	183	182
Deferred revenues	736	776
Other accrued liabilities	407	401
Current maturities of debt and other obligations	819	72
Current portion of operating lease liabilities	350	349
Total current liabilities	2,731	2,026
Debt and other long-term obligations	20,910	20,557
Operating lease liabilities	5,881	6,031
Other long-term liabilities	1,950	2,168
Total liabilities	31,472	30,782
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; 1,200 shares authorized; shares issued and outstanding: December 30, 2022—433 and December 31, 2021—432	4	4
Additional paid-in capital	18,116	18,011
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(10,666)	(9,753)
Total equity	7,449	8,258
Total liabilities and equity	$38,921	$39,040

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2022	2021	2022	2021
Net revenues:
Site rental	$1,578	$1,474	$6,289	$5,719
Services and other	186	180	697	621
Net revenues	1,764	1,654	6,986	6,340
Operating expenses:
Costs of operations:(a)
Site rental	400	387	1,602	1,554
Services and other	122	138	466	439
Selling, general and administrative	192	180	750	680
Asset write-down charges	8	12	34	21
Acquisition and integration costs	1	—	2	1
Depreciation, amortization and accretion	431	415	1,707	1,644
Total operating expenses	1,154	1,132	4,561	4,339
Operating income (loss)	610	522	2,425	2,001
Interest expense and amortization of deferred financing costs	(192)	(164)	(699)	(657)
Gains (losses) on retirement of long-term obligations	—	—	(28)	(145)
Interest income	2	—	3	1
Other income (expense)	(5)	(4)	(10)	(21)
Income (loss) before income taxes	415	354	1,691	1,179
Benefit (provision) for income taxes	(2)	(1)	(16)	(21)
Income (loss) from continuing operations	413	353	1,675	1,158
Discontinued operations:
Net gain (loss) from disposal of discontinued operations, net of tax	—	—	—	(62)
Income (loss) from discontinued operations, net of tax	—	—	—	(62)
Net income (loss)	$413	$353	$1,675	$1,096

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.95	$0.82	$3.87	$2.68
Income (loss) from discontinued operations, basic	—	—	—	(0.14)
Net income (loss), basic	$0.95	$0.82	$3.87	$2.54
Income (loss) from continuing operations, diluted	$0.95	$0.81	$3.86	$2.67
Income (loss) from discontinued operations, diluted	—	—	—	(0.14)
Net income (loss), diluted	$0.95	$0.81	$3.86	$2.53

Weighted-average common shares outstanding:
Basic	433	432	433	432
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(in millions)	2022	2021
Cash flows from operating activities:
Income (loss) from continuing operations	$1,675	$1,158
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,707	1,644
(Gains) losses on retirement of long-term obligations	28	145
Amortization of deferred financing costs and other non-cash interest, net	17	13
Stock-based compensation expense	156	129
Asset write-down charges	34	21
Deferred income tax (benefit) provision	3	4
Other non-cash adjustments, net	5	21
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(286)	(120)
Decrease (increase) in assets	(461)	(226)
Net cash provided by (used for) operating activities	2,878	2,789
Cash flows from investing activities:
Capital expenditures	(1,310)	(1,229)
Payments for acquisitions, net of cash acquired	(35)	(111)
Other investing activities, net	(7)	8
Net cash provided by (used for) investing activities	(1,352)	(1,332)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	748	3,985
Principal payments on debt and other long-term obligations	(74)	(1,076)
Purchases and redemptions of long-term debt	(1,274)	(2,089)
Borrowings under revolving credit facility	3,495	1,245
Payments under revolving credit facility	(2,855)	(870)
Net borrowings (repayments) under commercial paper program	976	(20)
Payments for financing costs	(14)	(42)
Purchases of common stock	(65)	(70)
Dividends/distributions paid on common stock	(2,602)	(2,373)
Net cash provided by (used for) financing activities	(1,665)	(1,310)
Net increase (decrease) in cash, cash equivalents, and restricted cash - continuing operations	(139)	147
Discontinued operations:
Net cash provided by (used for) operating activities	—	(62)
Net increase (decrease) in cash, cash equivalents and restricted cash - discontinued operations	—	(62)
Effect of exchange rate changes on cash	—	—
Cash, cash equivalents, and restricted cash at beginning of period	466	381
Cash, cash equivalents, and restricted cash at end of period	$327	$466
Supplemental disclosure of cash flow information:
Interest paid	684	661
Income taxes paid	10	20

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,086	$492		$1,578	$985	$489		$1,474
Segment services and other revenues	183	3		186	174	6		180
Segment revenues	1,269	495		1,764	1,159	495		1,654
Segment site rental costs of operations	230	161		391	231	148		379
Segment services and other costs of operations	117	2		119	130	6		136
Segment costs of operations(a)(b)	347	163		510	361	154		515
Segment site rental gross margin(c)	856	331		1,187	754	341		1,095
Segment services and other gross margin(c)	66	1		67	44	—		44
Segment selling, general and administrative expenses(b)	30	50		80	29	41		70
Segment operating profit(c)	892	282		1,174	769	300		1,069
Other selling, general and administrative expenses(b)			$84	84			$85	85
Stock-based compensation expense			36	36			31	31
Depreciation, amortization and accretion			431	431			415	415
Interest expense and amortization of deferred financing costs			192	192			164	164
Other (income) expenses to reconcile to income (loss) before income taxes(d)			16	16			20	20
Income (loss) before income taxes				$415				$354
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $8 million and $6 million for the three months ended December 31, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended December 31, 2022 and 2021. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense of $28 million and $25 million for the three months ended December 31, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2022				Twelve Months Ended December 31, 2021
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$4,322	$1,967		$6,289	$3,804	$1,915		$5,719
Segment services and other revenues	685	12		697	601	20		621
Segment revenues	5,007	1,979		6,986	4,405	1,935		6,340
Segment site rental costs of operations	918	650		1,568	889	633		1,522
Segment services and other costs of operations	447	9		456	414	17		431
Segment costs of operations(a)(b)	1,365	659		2,024	1,303	650		1,953
Segment site rental gross margin(c)	3,404	1,317		4,721	2,915	1,282		4,197
Segment services and other gross margin(c)	238	3		241	187	3		190
Segment selling, general and administrative expenses(b)	115	190		305	107	174		281
Segment operating profit(c)	3,527	1,130		4,657	2,995	1,111		4,106
Other selling, general and administrative expenses(b)			$317	317			$290	290
Stock-based compensation expense			156	156			131	131
Depreciation, amortization and accretion			1,707	1,707			1,644	1,644
Interest expense and amortization of deferred financing costs			699	699			657	657
Other (income) expenses to reconcile to income (loss) before income taxes(d)			87	87			205	205
Income (loss) before income taxes				$1,691				$1,179
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $28 million and $22 million for the twelve months ended December 31, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $16 million and $18 million for the twelve months ended December 31, 2022 and 2021, respectively. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense of $128 million and $109 million for the twelve months ended December 31, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

NON-GAAP FINANCIAL MEASURES, SEGMENT MEASURES AND OTHER CALCULATIONS
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, Consolidated Return on Invested Capital, Segment Cash Yield on Invested Capital, Net Debt and Net Debt to Last Quarter Annualized Adjusted EBITDA, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as adjusted for impact of Sprint Cancellations, which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact for Sprint Cancellations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as adjusted for impact of Sprint Cancellations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
•Net Debt to Last Quarter Annualized Adjusted EBITDA is useful to investors or other interested parties, specifically credit rating agencies, in analyzing our operating performance in the context of targeted financial leverage. Management uses Net Debt to Last Quarter Annualized Adjusted EBITDA in assessing our leverage. Net Debt to Last Quarter Annualized Adjusted EBITDA is not meant as an alternative to GAAP measures such as debt and income (loss) from continuing operations computed in accordance with GAAP. Net Debt to Last Quarter Annualized Adjusted EBITDA should be considered only as a supplement in understanding and assessing our leverage.
•Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, segment site rental gross margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in site rental revenues related to core leasing activity, escalators and payments for Sprint Cancellations (for periods beginning in 2023), less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations (for periods beginning in 2023). Additionally, Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings less payments for Sprint Cancellations, plus non-renewals associated with Sprint Cancellations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net; less cash, cash equivalents and restricted cash.
Net Debt to Last Quarter Annualized Adjusted EBITDA. We define Net Debt to Last Quarter Annualized Adjusted EBITDA as Net Debt divided by the most recent quarter's Adjusted EBITDA multiplied by four.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process), (2) site rental contracts and tenant relationships and (3) goodwill.
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions), (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as segment site rental gross margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, (3) straight-lined expenses and (4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP and (2) payments for Sprint Cancellations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:
Reconciliation of Historical Adjusted EBITDA:

	2022				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	2022	2021
Income (loss) from continuing operations	$421	$421	$419	$413	$1,675	$1,158	(d)
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	14	9	3	8	34	21
Acquisition and integration costs	—	1	—	1	2	1
Depreciation, amortization and accretion	420	427	430	431	1,707	1,644
Amortization of prepaid lease purchase price adjustments	4	4	4	4	16	18
Interest expense and amortization of deferred financing costs(a)	164	165	177	192	699	657
(Gains) losses on retirement of long-term obligations	26	—	2	—	28	145
Interest income	—	—	(1)	(2)	(3)	(1)
Other (income) expense	1	2	2	5	10	21
(Benefit) provision for income taxes	6	5	3	2	16	21
Stock-based compensation expense	39	44	38	36	156	131
Adjusted EBITDA(b)(c)	$1,095	$1,078	$1,077	$1,090	$4,340	$3,816
Reconciliation of Outlook for Adjusted EBITDA:

(in millions)	Full Year 2023 Outlook(f)
Income (loss) from continuing operations	$1,596	to	$1,676
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	$26	to	$36
Acquisition and integration costs	$0	to	$8
Depreciation, amortization and accretion	$1,712	to	$1,807
Amortization of prepaid lease purchase price adjustments	$15	to	$17
Interest expense and amortization of deferred financing costs(e)	$814	to	$859
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(4)	to	$(3)
Other (income) expense	$2	to	$7
(Benefit) provision for income taxes	$16	to	$24
Stock-based compensation expense	$165	to	$169
Adjusted EBITDA(b)(c)	$4,449	to	$4,494
(a)See reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(e)See reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical FFO and AFFO:

	2022				Twelve Months Ended December 31,
(in millions, except per share amounts)	Q1	Q2	Q3	Q4	2022	2021
Income (loss) from continuing operations	$421	$421	$419	$413	$1,675	$1,158	(c)
Real estate related depreciation, amortization and accretion	408	412	416	417	1,653	1,593
Asset write-down charges	14	9	3	8	34	21
FFO(a)(b)	$843	$842	$838	$838	$3,362	$2,772
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434
FFO per share(a)(b)	$1.94	$1.94	$1.93	$1.93	$7.75	$6.39

FFO (from above)	$843	$842	$838	$838	$3,362	$2,772
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(116)	(120)	(90)	(85)	(410)	(111)
Straight-lined expenses	19	19	18	18	73	76
Stock-based compensation expense	39	44	38	36	156	131
Non-cash portion of tax provision	5	(3)	2	2	6	1
Non-real estate related depreciation, amortization and accretion	12	15	14	14	54	51
Amortization of non-cash interest expense	4	4	3	3	14	13
Other (income) expense	1	2	2	5	10	21
(Gains) losses on retirement of long-term obligations	26	—	2	—	28	145
Acquisition and integration costs	—	1	—	1	2	1
Sustaining capital expenditures	(21)	(21)	(23)	(30)	(95)	(87)
AFFO(a)(b)	$812	$783	$804	$802	$3,200	$3,013
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434
AFFO per share(a)(b)	$1.87	$1.80	$1.85	$1.85	$7.38	$6.95
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Outlook for FFO and AFFO:

(in millions, except per share amounts)	Full Year 2023 Outlook(d)
Income (loss) from continuing operations	$1,596	to	$1,676
Real estate related depreciation, amortization and accretion	$1,666	to	$1,746
Asset write-down charges	$26	to	$36
FFO(a)(b)	$3,350	to	$3,395
Weighted-average common shares outstanding—diluted(c)	435
FFO per share(a)(b)(c)	$7.70	to	$7.80

FFO (from above)	$3,350	to	$3,395
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(284)	to	$(264)
Straight-lined expenses	$61	to	$81
Stock-based compensation expense	$165	to	$169
Non-cash portion of tax provision	$0	to	$8
Non-real estate related depreciation, amortization and accretion	$47	to	$62
Amortization of non-cash interest expense	$7	to	$17
Other (income) expense	$2	to	$7
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$0	to	$8
Sustaining capital expenditures	$(103)	to	$(83)
AFFO(a)(b)	$3,296	to	$3,341
Weighted-average common shares outstanding—diluted(c)	435
AFFO per share(a)(b)(c)	$7.58	to	$7.68
Reconciliation of Net Debt and Calculation of Net Debt to Last Quarter Annualized Adjusted EBITDA:

(as of December 31, 2022; dollars in millions)
Total debt and other obligations (current and non-current)	$21,729
Unamortized adjustments, net	152
Total face value of debt	21,881
Less: Ending cash, cash equivalents and restricted cash	327
Net Debt(a)	$21,554

Adjusted EBITDA for the three months ended December 31, 2022(a)	$1,090
Last quarter annualized Adjusted EBITDA(a)	4,360
Net debt to Last Quarter Annualized Adjusted EBITDA(a)	4.9	x
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of Adjusted EBITDA, FFO, including per share amounts, and AFFO, including per share amounts, Net Debt and Net Debt to Last Quarter Adjusted EBITDA.
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)The assumption for diluted weighted-average common shares outstanding for full year 2023 Outlook is based on the diluted common shares outstanding as of December 31, 2022.
(d)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED COMPONENTS OF CHANGES IN SITE RENTAL REVENUES(a)
	2019				2020				2021				Full Year
(dollars in millions)	Q1(b)	Q2(b)	Q3(b)	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2019	2020	2021
Components of changes in site rental revenues:
Prior year site rental billings(c)	$1,059	$1,070	$1,085	$1,104	$1,118	$1,129	$1,149	$1,161	$1,170	$1,181	$1,204	$1,224	$4,315	$4,556	$4,779

Core leasing activity(c)	80	82	86	87	81	77	78	78	89	82	86	85	335	314	343
Escalators	21	21	22	22	22	22	23	23	23	23	23	24	86	90	93
Non-renewals(c)	(43)	(44)	(44)	(52)	(51)	(47)	(46)	(39)	(40)	(43)	(44)	(43)	(181)	(183)	(170)
Organic Contribution to Site Rental Billings(c)	58	59	64	57	52	52	55	62	72	62	65	66	240	221	266
Straight-lined revenues	17	23	22	18	14	10	4	(5)	(10)	45	38	38	81	22	111
Amortization of prepaid rent	108	111	116	121	126	128	131	133	136	136	143	146	457	519	560
Acquisitions(d)	—	—	—	—	—	—	—	1	1	1	1	—	—	2	3
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$1,242	$1,263	$1,287	$1,300	$1,310	$1,319	$1,339	$1,352	$1,369	$1,425	$1,451	$1,474	$5,093	$5,320	$5,719

Year-over-year changes in revenues:
Site rental revenues					5.5%	4.4%	4.0%	4.0%	4.5%	8.0%	8.4%	9.0%		4.5%	7.5%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(c)	5.5%	5.6%	5.9%	5.2%	4.7%	4.6%	4.7%	5.4%	6.2%	5.3%	5.4%	5.4%	5.5%	4.9%	5.6%
(a)Beginning in the first quarter of 2022, we revised our presentation of "Components of Changes in Site Rental Revenues" (most notably, by removing the concept of the impact of prepaid amortization from Organic Contribution to Site Rental Billings) in order to increase the usefulness of the table for investors or other interested parties. For comparability, periods prior to the first quarter of 2022 shown above reflect this change in presentation.
(b)As restated.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES(a)
	2019				2020				2021				Full Year
(dollars in millions)	Q1(b)	Q2(b)	Q3(b)	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2019	2020	2021
Components of changes in site rental revenues:
Prior year site rental billings(c)	$717	$720	$732	$745	$754	$757	$769	$775	$781	$787	$801	$814	$2,913	$3,053	$3,183

Core leasing activity(c)	30	32	31	32	27	26	26	23	30	29	40	40	125	103	139
Escalators	20	20	21	21	21	21	21	22	22	22	22	22	81	84	88
Non-renewals(c)	(14)	(15)	(15)	(23)	(21)	(17)	(15)	(7)	(7)	(10)	(11)	(10)	(66)	(59)	(37)
Organic Contribution to Site Rental Billings(c)	36	37	37	30	27	30	32	38	45	41	51	52	140	128	190
Straight-lined revenues	17	22	21	17	13	8	1	(6)	(11)	44	38	39	78	16	110
Amortization of prepaid rent	58	62	66	71	73	73	75	76	79	79	81	80	258	298	318
Acquisitions(d)	—	—	—	—	—	—	—	1	1	1	1	—	—	2	3
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$828	$841	$856	$863	$867	$868	$877	$884	$895	$952	$972	$985	$3,389	$3,497	$3,804

Year-over-year changes in revenues:
Site rental revenues					4.7%	3.2%	2.5%	2.4%	3.2%	9.7%	10.8%	11.4%		3.2%	8.8%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(c)	5.0%	5.2%	5.0%	4.1%	3.8%	3.9%	4.1%	5.0%	5.7%	5.3%	6.3%	6.5%	4.8%	4.2%	6.0%
(a)Beginning in the first quarter of 2022, we revised our presentation of "Components of Changes in Site Rental Revenues" (most notably, by removing the concept of the impact of prepaid amortization from Organic Contribution to Site Rental Billings) in order to increase the usefulness of the table for investors or other interested parties. For comparability, periods prior to the first quarter of 2022 shown above reflect this change in presentation.
(b)As restated.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES - SMALL CELLS(a)
	2019				2020				2021				Full Year
(dollars in millions)	Q1(b)	Q2(b)	Q3(b)	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2019	2020	2021
Components of changes in site rental revenues:
Prior year site rental billings(c)	$60	$66	$68	$73	$74	$79	$83	$89	$92	$95	$97	$100	$265	$326	$382

Core leasing activity(c)	14	13	15	16	18	15	12	10	9	7	8	9	59	52	34
Escalators	1	1	1	1	1	1	2	1	1	1	1	2	5	6	6
Non-renewals(c)	(1)	(1)	(1)	(1)	(1)	—	—	—	(2)	(2)	(1)	(2)	(3)	(2)	(7)
Organic Contribution to Site Rental Billings(c)	14	13	15	16	18	16	14	11	8	6	8	9	61	56	33
Straight-lined revenues	1	2	2	1	1	1	1	1	1	1	—	(1)	6	4	1
Amortization of prepaid rent	35	35	35	36	38	40	41	42	42	42	47	50	140	162	181
Acquisitions(d)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$110	$116	$120	$126	$131	$136	$139	$143	$143	$144	$152	$158	$472	$548	$597

Year-over-year changes in revenues:
Site rental revenues					19.1%	17.2%	15.8%	13.5%	9.2%	5.9%	9.4%	10.5%		16.1%	8.9%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(c)	25.7%	21.2%	23.5%	22.3%	22.5%	18.6%	16.3%	11.9%	10.0%	7.5%	8.6%	8.7%	23.1%	17.1%	8.7%
(a)Beginning in the first quarter of 2022, we revised our presentation of "Components of Changes in Site Rental Revenues" (most notably, by removing the concept of the impact of prepaid amortization from Organic Contribution to Site Rental Billings) in order to increase the usefulness of the table for investors or other interested parties. For comparability, periods prior to the first quarter of 2022 shown above reflect this change in presentation.
(b)As restated.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2022

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES - FIBER SOLUTIONS(a)
	2019				2020				2021				Full Year
(dollars in millions)	Q1(b)	Q2(b)	Q3(b)	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2019	2020	2021
Components of changes in site rental revenues:
Prior year site rental billings(c)	$282	$284	$285	$286	$290	$293	$297	$297	$297	$299	$306	$310	$1,138	$1,177	$1,214

Core leasing activity(c)	36	37	40	39	36	36	40	45	50	46	38	36	151	159	169
Escalators	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-renewals(c)	(28)	(28)	(28)	(28)	(29)	(30)	(31)	(32)	(31)	(31)	(32)	(31)	(112)	(122)	(126)
Organic Contribution to Site Rental Billings(c)	8	9	12	11	7	6	9	13	19	15	6	5	39	37	43
Straight-lined revenues	(1)	(1)	(1)	—	—	1	2	—	—	—	—	—	(4)	2	—
Amortization of prepaid rent	15	14	15	14	15	15	15	15	15	15	15	16	59	59	61
Acquisitions(d)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$304	$306	$311	$311	$312	$315	$323	$325	$331	$329	$327	$331	$1,232	$1,275	$1,318

Year-over-year changes in revenues:
Site rental revenues					2.6%	2.9%	3.9%	4.5%	6.1%	4.4%	1.2%	1.8%		3.5%	3.4%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(c)	2.7%	3.0%	4.2%	3.6%	2.6%	2.6%	3.1%	4.4%	6.2%	4.6%	2.0%	1.6%	3.3%	3.2%	3.5%
(a)Beginning in the first quarter of 2022, we revised our presentation of "Components of Changes in Site Rental Revenues" (most notably, by removing the concept of the impact of prepaid amortization from Organic Contribution to Site Rental Billings) in order to increase the usefulness of the table for investors or other interested parties. For comparability, periods prior to the first quarter of 2022 shown above reflect this change in presentation.
(b)As restated.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.